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MGI FUNDS™

MGI Non-US Core Equity Fund

99 High Street
Boston, Massachusetts  02110

November 24, 2010

Dear Shareholder:

We are pleased to notify you of changes involving the MGI Non-US Core Equity Fund (the “Fund”), a series of MGI Funds (the “Trust”).

The Board of Trustees of the Trust (the “Board”) has approved the hiring of Echo Point Investment Management, LLC (“Echo Point”) to serve as a subadvisor to the Fund and, in conjunction with this, the Board has approved a new subadvisory agreement (the “Echo Point Subadvisory Agreement”) between Echo Point and Mercer Global Investments, Inc., the Fund’s investment advisor, on behalf of the Fund.  Echo Point began managing its allocated portion of the Fund’s investment portfolio on October 1, 2010.

I encourage you to read the attached Information Statement, which provides, among other information, details regarding Echo Point and the Echo Point Subadvisory Agreement, as well as a discussion of the factors that the Board considered in approving the Echo Point Subadvisory Agreement.

Sincerely,

Rich Nuzum
Trustee, President, and Chief Executive Officer
MGI Funds

MGI FUNDS™

MGI Non-US Core Equity Fund

99 High Street
Boston, Massachusetts  02110

INFORMATION STATEMENT

This Information Statement (the “Statement”) is being furnished on behalf of the Board of Trustees (the “Board”) of MGI Funds (the “Trust”) to inform shareholders of the MGI Non-US Core Equity Fund (the “Fund”) about the hiring of a new subadvisor to the Fund, Echo Point Investment Management, LLC (“Echo Point”).  In connection with the hiring of Echo Point, the Board approved a new subadvisory agreement (the “Echo Point Subadvisory Agreement”) between Echo Point and Mercer Global Investments, Inc., the Fund’s investment advisor (“MGI” or the “Advisor”), on behalf of the Fund.  Echo Point began managing its allocated portion of the Fund’s investment portfolio on October 1, 2010.

The hiring of Echo Point was approved by the Board upon the recommendation of MGI, without shareholder approval, as is permitted by the exemptive order of the U.S. Securities and Exchange Commission (the “SEC”), dated December 28, 2005 (the “Exemptive Order”), issued to the Trust and the Advisor.

This Statement is being mailed on or about November 29, 2010 to shareholders of record of the Fund as of October 31, 2010.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

MGI is the investment advisor to the series of the Trust, including the Fund.  The Advisor uses a “manager of managers” approach in managing the assets of the Trust’s series.  This approach permits MGI to hire, terminate, or replace subadvisors to the series that are unaffiliated with the Trust or the Advisor, and to modify material terms and conditions of subadvisory agreements relating to the management of the series.  Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires the shareholders of a mutual fund to approve an agreement pursuant to which a person serves as the investment advisor (or as a subadvisor) to the mutual fund.  The Trust and the Advisor have obtained the Exemptive Order, which permits the Trust and the Advisor, subject to certain conditions and approval by the Board, to hire and retain unaffiliated subadvisors and to modify subadvisory arrangements with unaffiliated subadvisors without shareholder approval.  Under the Exemptive Order, the Advisor may act as a manager of managers for some or all of the series of the Trust, and the Advisor supervises the provision of portfolio management services to the series by various subadvisors.

The Exemptive Order allows the Advisor, among other things, to:  (i) continue the employment of a current subadvisor after events that would otherwise cause an automatic termination of a subadvisory agreement with the subadvisor, and (ii) reallocate assets among current or new subadvisors.  The Advisor has ultimate responsibility (subject to oversight by the Board) tosupervise the subadvisors and recommend the hiring, termination, and replacement of the subadvisors to the Board.

Consistent with the terms of the Exemptive Order, the Board, including a majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust or of the Advisor (the “Independent Trustees”), at the Board meeting held on September 28-29, 2010 (the “Meeting”), (i) appointed Echo Point to serve as a subadvisor to the Fund, and (ii) approved the Echo Point Subadvisory Agreement.

The Meeting had been called, among other reasons, as a consequence of the then-pending acquisition (the “Transaction”) of the international growth portfolio management team (the “International Growth Team”) of Invesco Advisers, Inc. (“Invesco”) by Old Mutual Asset Management (“OMAM”).  The Transaction provided for the members of the International Growth Team of Invesco, which had served as a subadvisor to the Fund pursuant to a subadvisory agreement with MGI, dated June 1, 2010 (the “Prior Invesco Subadvisory Agreement”), to become employees of Echo Point, which would be operated as an independent, wholly-owned subsidiary of OMAM.  (The Board, including a majority of the Independent Trustees, initially had approved the Prior Invesco Subadvisory Agreement at its April 19, 2010 meeting (the “April 2010 Meeting”).  The International Growth Team initially began managing an allocated portion of the Fund’s portfolio on March 16, 2009 (the “Team Inception Date”), when the members of the Team were employees of Morgan Stanley Investment Management (“MSIM”).  Until June 1, 2010, MSIM had served as a subadvisor to the Fund.

MGI recommended the approval of Echo Point to serve as a subadvisor to the Fund and the Echo Point Subadvisory Agreement based upon certain factors, including: (i) MGI’s expectation that the International Growth Team, following the Transaction, will be fully and successfully integrated into Echo Point without any material changes to the Team’s investment process, operations, and strategy, as well as to the Team members, or their compensation, along with assurances from OMAM that it was committed to accomplishing the integrations;  (ii) from the perspectives of the Advisor and the Fund, the only change resulting from the Transaction was Echo Point replacing Invesco as the employer of members of the International Growth Team; (iii) MGI’s belief that the operation of Echo Point as a “boutique” subsidiary within the larger OMAM organization appropriately aligned the interests of the International Growth Team with the interests of Fund shareholders, and also provided the International Growth Team with access to the administrative support and infrastructure of OMAM; and (iv) MGI’s positive experience with the International Growth Team to date, including the Team’s commendable performance in managing its allocated portion of the Fund’s investment portfolio since the Team Inception Date.  Please see “Board of Trustees’ Considerations” below.

The Trust and the Advisor have agreed to comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order, described above.  These conditions require, among other things, that within ninety (90) days of the hiring of a subadvisor, the affected series will notify the shareholders of the series of the changes.

This Statement provides such notice of the changes and presents details regarding Echo Point and the Echo Point Subadvisory Agreement.

THE ADVISOR

The Advisor, a Delaware corporation located at 99 High Street, Boston, Massachusetts 02110, serves as the investment advisor to the Fund.  The Advisor is an indirect, wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”), 1166 Avenue of the Americas, New York, New York 10036.  The Advisor is registered as an investment advisor with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).  The Advisor is an affiliate of Mercer Investment Consulting, Inc. (“Mercer”), an investment consultant with more than thirty years’ experience reviewing, rating, and recommending investment managers for institutional clients.

The Advisor provides investment advisory services to the Fund pursuant to the Investment Management Agreement, dated July 1, 2005, between the Trust and the Advisor (the “Management Agreement”).  The Trust employs the Advisor generally to manage the investment and reinvestment of the assets of the Fund.  In so doing, the Advisor may hire one or more subadvisors to carry out the investment program of the Fund (subject to the approval of the Board).  The Advisor continuously reviews, supervises, and (where appropriate) administers the investment program of the Fund.  The Advisor furnishes periodic reports to the Board regarding the investment program and performance of the Fund.

Pursuant to the Management Agreement, the Advisor has overall supervisory responsibility for the general management and investment of the Fund’s securities portfolio, and, subject to review and approval by the Board:  (i) sets the Fund’s overall investment strategies; (ii) evaluates, selects, and recommends subadvisors to manage all or a portion of the Fund’s assets; (iii) when appropriate, allocates and reallocates the Fund’s assets among subadvisors; (iv) monitors and evaluates the performance of the Fund’s subadvisors, including the subadvisors’ compliance with the investment objective, policies, and restrictions of the Fund; and (v) implements procedures to ensure that the subadvisors comply with the Fund’s investment objective, policies, and restrictions.

For these services, the Fund pays the Advisor a fee calculated at an annual rate of 0.75% of assets up to $750 million and 0.73% of assets in excess of $750 million of the Fund’s average daily net assets.  The Trust, with respect to the Fund, and the Advisor have entered into a written contractual fee waiver and expense reimbursement agreement pursuant to which the Advisor has agreed to waive a portion of its fees and/or to reimburse expenses of the Fund to the extent that the Fund’s expenses (not including brokerage fees and expenses, interest, and extraordinary expenses) exceed certain levels. After giving effect to the fee waiver and expense reimbursement agreement, the Advisor received advisory fees of $5,074,565 from the Fund for the fiscal year ended March 31, 2010.

Several officers of the Trust are also officers and/or employees of the Advisor.  These individuals and their respective positions are:  Richard L. Nuzum serves as President, Chief Executive Officer, and Trustee of the Trust and as President and Global Business Leader of Mercer’s Investment Management Business; Kenneth G. Crotty serves as Vice President of the Trust and as President of the Advisor;

Denis R. Larose serves as Vice President and Chief Investment Officer of the Trust and as Chief Investment Officer of the Advisor; Richard S. Joseph serves as Vice President, Treasurer, and Principal Accounting Officer of the Trust and as Chief Operating Officer of the Advisor; Scott M. Zoltowski serves as Vice President, Chief Legal Officer, and Secretary of the Trust and as Chief Counsel of the Advisor and of Mercer; Christopher A. Ray serves as Vice President of the Trust and as Vice President and Portfolio Manager of the Advisor; and Martin J. Wolin serves as Vice President and Chief Compliance Officer of the Trust and as Chief Compliance Officer of the Advisor.  The address of each executive officer of the Trust, except for Mr. Nuzum, is 99 High Street, Boston, Massachusetts 02110.  Mr. Nuzum’s address is 1166 Avenue of the Americas, New York, New York 10036.

ECHO POINT INVESTMENT MANAGEMENT, LLC

Echo Point is located at One Tower Bridge, 100 Front Street, Suite 1230, West Conshohocken, Pennsylvania 19428.  Echo Point is registered as an investment advisor with the SEC under the Advisers Act, and is a subsidiary of OMAM.  OMAM is a subsidiary of Old Mutual plc, a global financial services organization.  The Echo Point Subadvisory Agreement is dated October 1, 2010.

Echo Point was approved by the Board to serve as a subadvisor to the Fund at the Meeting.  Echo Point is not affiliated with the Advisor, and Echo Point discharges its responsibilities subject to the oversight and supervision of the Advisor.  While affiliates of Echo Point are clients of Mercer and/or MMC (the Advisor’s corporate parent), the decision by MGI to recommend Echo Point to serve as a subadvisor to the Fund, succeeding Invesco (and following the members of the International Growth Team becoming employees of Echo Point as a result of the Transaction), was made independently of those relationships and by different Mercer employees, in accordance with the relevant policies and procedures adopted by each of the Advisor, Mercer, and MMC to ensure that there were no conflicts of interest in the selection of Echo Point as a subadvisor.

Echo Point is compensated out of the fees that the Advisor receives from the Fund.  No increase in the advisory fees paid by the Fund to the Advisor resulted from the appointment of Echo Point as a subadvisor to the Fund, succeeding Invesco, or the implementation of the Echo Point Subadvisory Agreement.  The fees paid by the Advisor to Echo Point for serving as a subadvisor to the Fund depend upon the fee rates negotiated by the Advisor and on the percentage of the Fund’s assets allocated to Echo Point.  The rate of compensation contained in the Echo Point Subadvisory Agreement is identical to the rate of compensation contained in the Prior Invesco Subadvisory Agreement.

In accordance with procedures adopted by the Board, Echo Point may effect Fund portfolio transactions through an affiliated broker-dealer and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by applicable law.

Echo Point does not serve as an adviser or subadvisor for any other registered investment companies.

The names and principal occupations of the principal executive officers of Echo Point are listed below.  The address of each principal executive officer, as it relates to the person’s position with Echo Point, is One Tower Bridge, 100 Front Street, Suite 1230, West Conshohocken, Pennsylvania 19428.

Name	Principal Occupation

Hans van den Berg	Chief Executive Officer, Lead Portfolio Manager
David Sugimoto, CFA	Executive Director, Senior Portfolio Manager
Brian Arcese, CFA	Executive Director, Portfolio Manager
Ben Falcone, CFA	Executive Director, Portfolio Manager
Natalie Marvi-Romeo, CPA	Executive Director, Director of Sales & Marketing
Stephen M. Wellman, CPA	Chief Operating Officer, Chief Compliance Officer, Chief Risk Officer, Treasurer, and Secretary

THE ECHO POINT SUBADVISORY AGREEMENT

The Echo Point Subadvisory Agreement was approved by the Board at the Meeting, which was called for the purpose of considering and approving the Agreement for an initial term of two years.  Thereafter, continuance of the Echo Point Subadvisory Agreement will require the annual approval of the Board, including a majority of the Independent Trustees.  The Echo Point Subadvisory Agreement provides that it will terminate automatically in the event of its assignment, except as otherwise provided by applicable law or the Exemptive Order.

The terms of the Echo Point Subadvisory Agreement are identical to the terms of the Prior Invesco Subadvisory Agreement, except for the dates of the Agreements and the identity of the subadvisor under the Agreements.  In addition, the terms of the Echo Point Subadvisory Agreement, other than the rate of compensation paid by the Advisor to Echo Point, are substantially similar to the terms contained in the subadvisory agreements currently in effect between the Advisor, and each of the Fund’s four other subadvisors (AllianceBernstein L.P. (“Alliance”), Grantham, Mayo, Van Otterloo & Co. LLC (“GMO”), Lazard Asset Management LLC (“Lazard”), and  Massachusetts Financial Services Company (“MFS”) (together, the “Subadvisors”)).

The Echo Point Subadvisory Agreement provides that Echo Point, among other duties, will make all investment decisions for Echo Point’s allocated portion of the Fund’s investment portfolio.  Echo Point, subject to the supervision of the Board and the Advisor, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment of Echo Point’s allocated portion of the Fund’s assets.  Echo Point also will perform certain other administrative and compliance-related functions in connection with the management of its allocated portion of the Fund’s investment portfolio.

The Echo Point Subadvisory Agreement provides for Echo Point to be compensated based on the average daily net assets of the Fund allocated to Echo Point.  Echo Point is compensated from the fees that the Advisor receives from the Fund.  Echo Point generally will pay all expenses it incurs in connection with its activities under the Echo Point Subadvisory Agreement, other than the costs of the Fund’s portfolio securities and other investments.

The Echo Point Subadvisory Agreement may be terminated at any time, without the payment of any penalty, by:  (i) the vote of a majority of the Board, the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), or the Advisor, or (ii) Echo Point, on not less than sixty (60) days’ written notice to the Advisor and the Trust.

BOARD OF TRUSTEES’ CONSIDERATIONS

At the Meeting, MGI recommended the appointment of Echo Point to serve as a subadvisor to the Fund.  The Advisor’s recommendation followed a careful evaluation of the expected impact of the Transaction on the members of the International Growth Team, who will become employees of Echo Point.  The recommendation relied, in part, on the Advisor’s discussions with the members of the Team and personnel at Echo Point and OMAM.  It was noted that the Advisor also had considered other possible qualified investment managers that might replace Invesco, in the event that the International Growth Team did not successfully transition to Echo Point in conjunction with the Transaction.

The Advisor’s recommendation to hire Echo Point, after the International Growth Team joined Echo Point in conjunction with the closing of the Transaction, was based upon, among other factors: (i) the Advisor’s high degree of conviction in the members of the International Growth Team, and in particular, the Team’s two senior portfolio managers (with each senior portfolio manager possessing thirty years of investment experience); (ii) the International Growth Team’s commitment to its investment process and aligning the Team’s interests with the interests of the Fund’s shareholders (as the International Growth Team has a sizable minority interest in the firm, they will share in the financial success of the firm, based on their being stewards of the long-term investment performance of the firm); (iii) OMAM’s assurances, provided both prior to and at the Meeting, that OMAM (a) would use its best efforts in assisting the International Growth Team to smoothly transition and to successfully integrate into Echo Point and OMAM (including ensuring appropriate tools and resources were in place for the International Growth Team at the time of the closing of the Transaction), and (b) would not become involved in the International Growth Team’s investment process in managing the Team’s allocated portion of the Fund (by confirming the Team will operate independently as one of a number of investment boutiques owned by OMAM); and (iv) the Advisor’s opinion that the International Growth Team’s relatively low correlation with the Fund’s four other Subadvisors would allow Echo Point to continue to effectively complement those Subadvisors within the Fund.

At the Meeting, the Board, including a majority of the Independent Trustees, considered and approved the Echo Point Subadvisory Agreement.  In determining whether to approve the Echo Point Subadvisory Agreement, the Board considered the information received in advance of the Meeting.

The Board also recalled its consideration of relevant information and discussions at the April 2010 Meeting, at which time the Board had appointed Invesco to serve as a subadvisor to the Fund and initially approved the Prior Invesco Subadvisory Agreement.

The information and materials prepared for the purposes of considering the Echo Point Subadvisory Agreement at the Meeting had included:  (i) a copy of the form of the Echo Point Subadvisory Agreement, as supplemented by management’s summary of the salient features of the Agreement; (ii) information regarding the process by which the Advisor initially had reviewed, selected, and recommended the International Growth Team for the Board’s approval, and MGI’s rationale for recommending that Echo Point be appointed as the Fund’s subadvisor to succeed Invesco, following the closing of the Transaction, once the members of the International Growth Team became employees of Echo Point; (iii) information regarding the nature, extent, and quality of the services that Echo Point and the International Growth Team proposed to continue to provide to the Fund, which would be identical to the services that have been provided by the International Growth Team to the Fund since the Team Inception Date; (iv) the investment management business, portfolio management personnel, operations, prior investment experience, and reputation of the International Growth Team; (v) information regarding Echo Point’s brokerage and trading policies and practices; (vi) information regarding the level of subadvisory fees to be charged by Echo Point and the International Growth Team for the services to the Fund, and a comparison of those fees to the fees charged by the International Growth Team to its other advisory clients; (vii) information regarding Echo Point’s compliance program; (viii) information regarding the International Growth Team’s historical performance returns in managing the Team’s allocated portion of the Fund’s investment portfolio since the Team Inception Date, along with the historical performance returns in managing investment mandates similar to the Fund, and a comparison of the International Growth Team’s performance to a relevant index; and (ix) information regarding Echo Point’s financial condition.  The Board also considered the substance of discussions with representatives of the Advisor, OMAM, and Echo Point at the Meeting, as well as the substance of the Advisor’s multiple other discussions with Echo Point personnel (as described to the Board).

When considering the approval of the Echo Point Subadvisory Agreement, the Independent Trustees considered and analyzed factors that the Independent Trustees deemed relevant with respect to the International Growth Team and Echo Point, including the nature, extent, and quality of the services proposed to be provided to the Fund by the International Growth Team following its joining Echo Point; the International Growth Team’s management style; the International Growth Team’s historical performance record in managing its allocated portion of the Fund’s portfolio since the Team Inception Date, as well as pooled investment products similar to the Fund; the qualifications and experience of the two senior portfolio managers on the International Growth Team who were responsible for the day-to-day management of the allocated portion of the Fund’s investment portfolio; and Echo Point’s and the International Growth Team’s staffing levels and overall resources, including the resources and infrastructure of OMAM.  Additionally, the Board received assistance and advice regarding applicable legal and industry standards, supplied by their independent counsel, which were intended to assist the Board in fulfilling its duties under the 1940 Act.

In examining the nature, extent, and quality of the services to be provided to the Fund by the International Growth Team following the closing of the Transaction, the Board considered:  the specific investment management process that the International Growth Team will continue to employ to mange its allocated portion of the Fund; the qualifications of the International Growth Team’s portfolio managers and investment management personnel with regard to implementing investment mandates similar to the mandate relating to the allocated portion of the Fund’s portfolio that Echo Point will be managing; the International Growth Team’s overall favorable performance record as compared to a relevant benchmark; the infrastructures of OMAM and Echo Point and whether the OMAM and Echo Point organizations have the resources and capabilities to support the International Growth Team’s investment strategy adequately; and the Advisor’s review, selection, and due diligence process with respect to Echo Point and the Advisor’s favorable assessment as to the nature, extent, and quality of the subadvisory services expected to continue to be provided to the Fund by the International Growth Team following the closing of the Transaction.

The Independent Trustees concluded that the services that would be provided under the Echo Point Subadvisory Agreement would be identical to the services provided under the Prior Invesco Subadvisory Agreement, and thus, the Fund and its shareholders would continue to benefit from the quality and experience of the International Growth Team’s portfolio managers and the qualifications of the members of the Team.  Based on their consideration and review of the foregoing information, the Independent Trustees concluded that the nature, extent, and quality of the subadvisory services anticipated to be provided by Echo Point through the International Growth Team, as well as the International Growth Team’s ability to render such services based on the Team’s experience, operations, and resources, were appropriate for the Fund, in light of the Fund’s investment objective and the mandate relating to the allocated portion of the Fund’s investment portfolio that the International Growth Team will continue to manage following the Transaction pursuant to the Echo Point Subadvisory Agreement.

Because Echo Point previously had not managed an allocated portion of the Fund’s investment portfolio, the Independent Trustees, at the Meeting, could not consider Echo Point’s investment performance in managing the Fund as a factor in evaluating the Echo Point Subadvisory Agreement.  However, the Independent Trustees reviewed the International Growth Team’s historical investment performance record, utilizing its international growth equity investment strategy in managing its allocated portion of the Fund (both as employees of MSIM and Invesco) and other accounts, and advising other registered investment companies that were comparable to the Fund.  The Independent Trustees also compared the International Growth Team’s historical investment performance to a relevant benchmark over the same time frames, and concluded that the International Growth Team’s historical performance record, viewed together with the other factors considered by the Independent Trustees, supported a decision to approve the Echo Point Subadvisory Agreement.

The Independent Trustees carefully evaluated the proposed fees payable under the Echo Point Subadvisory Agreement in light of the services that would be provided for those fees.  The Independent Trustees reiterated that the services that the International Growth Team would furnish to the Fund appeared to be comparable to the services that the International Growth Team currently provided to other similar clients.

The Independent Trustees also considered comparisons of the fees that will be paid to Echo Point and the International Growth Team by the Advisor in light of the fees that were charged by Echo Point to another of its advisory clients, as disclosed in Echo Point’s written responses to the Advisor’s 15(c) questionnaire.  The Independent Trustees concluded that the fee rate that the Advisor had negotiated with Echo Point, appeared to compare very favorably with the fee rates charged by Echo Point and the International Growth Team to its other, similar advisory clients.

The Board also considered whether the fee schedule of Echo Point included breakpoints that would reduce Echo Point’s fees as the assets of the Fund allocated to Echo Point increased.  The Board noted that while Echo Point’s proposed subadvisory fee schedule did not include breakpoints, this would not be relevant, in any event, to the shareholders of the Fund, as the Advisor would pay Echo Point’s fees.  The Independent Trustees recalled the data presented by MGI, as required by the Exemptive Order, that illustrated that the hiring of Invesco would have a slightly negative impact on the Advisor’s profitability in managing the Fund.  The Independent Trustees recalled the Advisor’s prior explanations that the recommended appointment of Invesco and the International Growth Team was not effected by the impact that the appointment would have on MGI’s revenues and profitability, and the explanation of the Trust’s officers, at the April 2010 Meeting, of the processes and safeguards that were in place at MGI, Mercer, and MMC to assure that the existence of other business relationships between MGI’s affiliates (including MMC) and Invesco and its affiliates, did not influence (and will not influence, in the future) the hiring and retention of Echo Point and the International Growth Team as a subadvisor to the Fund.  The Board was not provided with, and did not review, information regarding the estimated profits that may be realized by Echo Point in managing its allocated portion of the Fund’s assets.  Since the fees to be paid to Echo Point were the result of arm’s-length bargaining between unaffiliated parties, and given the Advisor’s economic incentive to negotiate a reasonable fee, Echo Point’s potential profitability was not considered relevant to the Independent Trustees’ deliberations.  After evaluating the proposed fees, the Independent Trustees concluded that the fees that would be paid to Echo Point and the International Growth Team by MGI with respect to the assets to be allocated to Echo Point appeared to be within a reasonable range in light of the nature, extent, and quality of the services to be provided.

The Board reviewed a copy of the Echo Point Subadvisory Agreement.  The Board recalled that the Echo Point Subadvisory Agreement provided for an identical range of services as the Prior Invesco Subadvisory Agreement, and the same range of services as the subadvisory agreements that were in place with the Fund’s other four Subadvisors.

The Board also considered whether there were any potential “fallout” or ancillary benefits that may accrue to Echo Point and the International Growth Team as a result of their relationship with the Fund.  The Board concluded that Echo Point may direct Fund brokerage transactions to certain brokers to obtain research and other services.  However, the Board noted that each other Subadvisor, along with Echo Point, was required to select brokers who met the Fund’s requirements for seeking best execution, and that MGI monitored and evaluated Echo Point’s trade execution with respect to Fund brokerage transactions on a regular basis and provided quarterly reports to the Board on these transactions.  The Board concluded that the potential benefits that were expected to accrue to Echo Point and the International Growth Team as a result of serving as a subadvisor to the Fund were reasonable.

The Independent Trustees recalled the substance of MGI’s recommendation (at the April 2010 Meeting) for approving Invesco and the International Growth Team as a subadvisor to the Fund, as well as MGI’s recommendation at this Meeting that the approval of Echo Point and the International Growth Team would complement the Fund’s four other Subadvisors, and would add value by enhancing the benefits of the Trust’s multi-manager approach.  In this regard, the Independent Trustees had considered the performance of the Fund’s other current Subadvisors, and the Advisor’s explanation of why MGI anticipated that the continuation of the International Growth Team (as a part of Echo Point, rather than Invesco, following the Transaction) would improve the consistency of excess returns for the Fund and improve the ability to manage risk for the Fund.  The Independent Trustees concluded that these considerations remained relevant in the case of Echo Point and the Echo Point Subadvisory Agreement.

In considering the materials and information described above, the Independent Trustees received assistance from, and met separately with, their independent legal counsel, and discussed their statutory responsibilities and the legal standards that are applicable to the approval of investment advisory and subadvisory agreements, which were intended to assist the Independent Trustees in fulfilling their duties under the 1940 Act.

After full consideration of the factors discussed above, with no single factor identified as being determinative, the Board, including a majority of the Independent Trustees, with the assistance of independent counsel, concluded that the initial approval of the Echo Point Subadvisory Agreement was in the best interests of the Fund and its shareholders, and approved the Echo Point Subadvisory Agreement.

GENERAL INFORMATION

Administrative and Accounting Services

State Street Bank and Trust Company (the “Administrator”), located at 200 Clarendon Street, Boston, Massachusetts 02116, serves as the administrator of the Fund.  The Administrator performs various services for the Fund, including fund accounting, daily and ongoing maintenance of certain Fund records, calculation of the Fund’s net asset value, and preparation of shareholder reports.

The Advisor provides certain internal administrative services to the Class S, Class Y-1, and Class Y-2 shares of the Fund, for which the Advisor is entitled to receive a fee of 0.15%, 0.10%, and 0.05% of the average daily net assets of the Class S, Class Y-1, and Class Y-2 shares, respectively.  For the fiscal year ended March 31, 2010, the Fund did not pay any fees to the Advisor for internal administrative services.

Principal Underwriting Arrangements

MGI Funds Distributors, Inc. (the “Distributor”), located at 760 Moore Road, King of Prussia, PA 19406, is a Delaware corporation that is a wholly-owned subsidiary of BNY Mellon Distributors Inc., and acts as the principal underwriter of each class of shares of the Fund pursuant to an Underwriting Agreement with the Trust.  The Underwriting Agreement requires the Distributor to use its best efforts, consistent with its other businesses, to sell shares of the Fund.

Payments to Affiliated Brokers

For the fiscal year ended March 31, 2010, the Fund did not pay any commissions to affiliated brokers.

Record of Beneficial Ownership

As of October 31, 2010, the Fund had 133,683,466.4 total shares outstanding, and MGI Collective Trust:  MGI Non-US Core Equity Portfolio held 126,002,685.7 shares, representing 95.3% of the Fund’s total shares outstanding.

SHAREHOLDER REPORTS

Additional information about the Fund’s investments is available in the Fund’s annual and semi-annual reports to shareholders.  In the Fund’s annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year.  A copy of the Fund’s most recent annual report to shareholders and the most recent semi-annual report succeeding the annual report to shareholders (when available) may be obtained, without charge, by calling your plan administrator or recordkeeper or financial advisor, or by calling the Trust toll-free at 1-866-658-9896.